UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 7, 2016

MONSTER WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34209	13-3906555
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

133 Boston Post Road, Building 15 Weston, Massachusetts	02493

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (978) 461-8000
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
The 2016 Annual Meeting of Stockholders of Monster Worldwide, Inc. (the “Company”) was held on June 7, 2016. The following proposals were submitted to stockholders at the meeting.
Proposal No. 1 – Election of Directors
Under Proposal No. 1, each of the following seven nominees for director was elected to serve a one-year term expiring at the Company’s 2017 Annual Meeting of Stockholders. The voting results for Proposal No. 1 were as follows:

	FOR	AGAINST	BROKER NON-VOTES
Edmund P. Giambastiani, Jr.	59,152,778	2,700,740	18,106,509
Timothy T. Yates	56,582,440	5,271,078	18,106,509
John Gaulding	59,321,901	2,531,617	18,106,509
James P. McVeigh	59,333,433	2,520,085	18,106,509
Gillian Munson	59,469,019	2,384,499	18,106,509
Jeffrey F. Rayport	59,316,845	2,536,673	18,106,509
Roberto Tunioli	60,688,375	1,165,143	18,106,509
Proposal No. 2 – Ratification of Appointment of BDO USA, LLP as Independent Registered Public Accounting Firm
The voting results for Proposal No. 2 were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
74,759,654	5,086,749	113,624	0
Proposal No. 3 – Advisory Vote to Approve Named Executive Officer Compensation
The voting results for Proposal No. 3 were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
55,428,569	5,495,449	929,500	18,106,509

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC.
(Registrant)

By:	/s/ Michael C. Miller
Name:	Michael C. Miller
Title:	Executive Vice President, General Counsel and Secretary
Date: June 10, 2016